Aruba Networks Announces Additional $100 Million Share Repurchase Authorization
SUNNYVALE, Calif., October 9, 2013 - Aruba Networks, Inc. (NASDAQ: ARUN) today announced that its Board of Directors has authorized the repurchase of up to an additional $100 million of its outstanding common stock under its existing share repurchase program. The original share repurchase program was approved by the Company’s Board of Directors in June 2012 and authorized the repurchase of up to $100 million of the Company’s common stock. On July 12, 2013, the Company announced that it had completed its repurchase of the initial $100 million of common stock under the program and increased the authorized amount of repurchases by an additional $100 million, substantially all of which has subsequently been repurchased.
Under the program, purchases may be made from time to time on the open market and will be funded from available working capital. The number of shares to be purchased and the timing of purchases will be based on the price of the company’s common stock, general business and market conditions and other investment considerations. The program does not require the company to purchase any specific number of shares and may be suspended or discontinued at any time without prior notice.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding our share repurchase program and the factors that will impact the amount and timing of purchases, if any, thereunder. These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause Aruba’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: (1) business and economic conditions and growth trends in the networking industry, our vertical markets and various geographic regions; (2) changes in overall information technology spending; (3) general political, economic and market conditions and events; (4) fluctuations in the trading volume and market price of shares of our common stock; and (5) competing future investment opportunities and alternative uses of cash; as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Aruba’s Quarterly Report on Form 10-K for the fiscal year ended July 31, 2013, which was filed with the SEC on September 24, 2013, and is available on Aruba’s investor relations Web site at www.arubanetworks.com and on the SEC Web site at www.sec.gov. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.
A copy of this press release can be found in the news releases section of Aruba Networks’ Web site at www.arubanetworks.com.

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About Aruba Networks, Inc.
Aruba Networks is a leading provider of next-generation network access solutions for the mobile enterprise. The company’s Mobile Virtual Enterprise (MOVE) architecture unifies wired and wireless network infrastructures into one seamless access solution for corporate headquarters, mobile business professionals, remote workers and guests. This unified approach to access networks enables IT organizations and users to securely address the Bring Your Own Device (BYOD) phenomenon, dramatically improving productivity and lowering capital and operational costs.
Listed on the NASDAQ and Russell 2000® Index, Aruba is based in Sunnyvale, California, and has operations throughout the Americas, Europe, Middle East, Africa and Asia Pacific regions. To learn more, visit Aruba at http://www.arubanetworks.com. For real-time news updates follow Aruba on Twitter and Facebook, and for the latest technical discussions on mobility and Aruba products visit Airheads Social at http://community.arubanetworks.com.

© 2013 Aruba Networks, Inc. Aruba Networks’ trademarks include the design mark for AirWave, Aruba Networks®, Aruba Wireless Networks®, the registered Aruba the Mobile Edge Company logo, the registered AirWave logo, Aruba Mobility Management System®, Mobile Edge Architecture®, People Move. Networks Must Follow®, RFProtect®, Green Island®. All rights reserved. All other trademarks are the property of their respective owners.
Source: Aruba Networks, Inc.

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IR Contact:
Aruba Networks, Inc.
Tonya Chin
Sr. Director, Investor Relations
+1-408-598-4924
tchin@arubanetworks.com